Exhibit 99.1

Source: Aris Water Solutions, Inc.

May 7, 2024

Aris Water Solutions, Inc. Reports First Quarter 2024 Results, Announces 17% Increase to Quarterly Dividend

HOUSTON, Texas, May 7, 2024 – Aris Water Solutions, Inc. (NYSE: ARIS) (“Aris,” “Aris Water” or the “Company”) today announced financial and operating results for the first quarter ended March 31, 2024.

FIRST QUARTER 2024 HIGHLIGHTS

●	Increased produced water volumes 6% quarter-over-quarter and 19% versus the first quarter of 2023
●	Grew recycled produced water volumes 31% versus the first quarter of 2023
●	Achieved first quarter 2024 net income of $16.8 million, a 29% increase sequentially
●	Generated Adjusted EBITDA[1] of $53.1 million for the first quarter, up 8% sequentially and up 39% versus the first quarter of 2023
●	Improved Gross Margin per Barrel by 19% and Adjusted Operating Margin[2] per Barrel by 12% sequentially, new all-time highs reflecting the continued success of electrification and cost reduction initiatives
●	Maintained a strong balance sheet with quarter-end leverage of 2.15x3 and $324 million of available liquidity under our revolving credit facility
●	Announcing a 17% increase to the quarterly dividend from $0.09 per share to $0.105 per share, reflecting consistent business performance and confidence in the Company’s long-term outlook

“Aris had an exceptional start to 2024, continuing to build on our momentum and strong results from last year. We grew produced water volumes 6% sequentially and expanded our operating margins to new highs. Our consistent performance is reflective of the hard work of our dedicated team leveraging our critical expansive infrastructure to support the delivery of our differentiated water solutions,” said Amanda Brock, President and CEO of Aris.

“Aris’s long-term infrastructure contracts continue to provide significant volume and revenue visibility. Over 80% of our revenue is from these production-based dedication agreements in the core of the Permian Basin from top-tier customers. We’ve steadily increased our volumes and achieved record margins while finding ways to better leverage our asset footprint to lower our capital spending. Our persistent focus on efficiency is evident in our results, as our Adjusted EBITDA grew 8% sequentially, exceeding our expectations and guidance.

Given our balance sheet strength, expectations for continued growth, and confidence in our ability to increase our free cash flow, we are pleased to announce a 17% increase to our quarterly dividend. We expect to further reduce our capital expenditures in the second half of 2024 and intend to evaluate additional opportunities to increase returns to shareholders.

While we remain focused on execution in our core environmental infrastructure business, we are evaluating adjacent growth opportunities and have made progress in our beneficial reuse and mineral extraction efforts. We are successfully piloting and developing processes to desalinate and treat produced water to standards acceptable for aquifer replenishment, agriculture, and industrial uses and are actively pursuing how to cost effectively scale these technologies.

After extensive long-term testing, Aris has identified high-value minerals that could potentially be economically recovered from our produced water. Aris is now assessing potential partnership opportunities to commercialize the extraction of certain minerals.

Beneficial reuse and mineral extraction could expand our markets and revenue streams, and we are excited to be taking a leadership role in the future of the industry while executing exceptionally well and returning cash to shareholders.”

OPERATIONS UPDATE

	Three Months Ended			Three Months Ended
	March 31,	December 31,	% Change	March 31,	% Change
	2024	2023		2023
(thousands of barrels of water per day)
Total Volumes	1,523	1,577	(3)%	1,376	11%
Produced Water Handling Volumes	1,159	1,095	6%	971	19%
Water Solutions Volumes
Recycled Produced Water Volumes Sold	337	401	(16)%	258	31%
Groundwater Volumes Sold	27	81	(67)%	147	(82)%
Total Water Solutions Volumes	364	482	(24)%	405	(10)%

Skim oil recoveries (barrels of oil per day)	1,729	1,362	27%	1,348	28%
Skim oil recoveries (as a % of produced water volumes)	0.15%	0.12%	25%	0.14%	7%

FINANCIAL UPDATE

Net income was $16.8 million for the first quarter of 2024 versus net income of $7.7 million in the first quarter of 2023 and net income of $13.0 million in the fourth quarter of 2023. Adjusted Net Income1 was $20.1 million for the first quarter of 2024 versus $9.8 million for the first quarter of 2023 and $15.4 million in the fourth quarter of 2023.

Adjusted EBITDA1 was $53.1 million for the first quarter of 2024, up approximately 39% from $38.1 million in the first quarter of 2023, and up approximately 8% from $49.3 million in the fourth quarter of 2023.

Gross Margin per Barrel for the first quarter of 2024 was $0.32 per barrel versus $0.24 per barrel in the first quarter of 2023.

Adjusted Operating Margin per Barrel2 for the first quarter of 2024 was $0.46 per barrel versus $0.39 per barrel in the first quarter of 2023.

First quarter 2024 Capital Expenditures4 totaled approximately $38 million versus $48 million in the first quarter of 2023.

STRONG BALANCE SHEET AND LIQUIDITY

As of March 31, 2024, the Company had approximately $21 million in cash and $324 million available under its revolving credit facility for total available liquidity of $345 million. The Company’s leverage ratio at the end of the first quarter of 2024 was 2.15X3, below the low end of its target leverage range of 2.5X-3.5X.

SECOND QUARTER 2024 DIVIDEND INCREASE

On April 30, 2024, Aris’s Board of Directors approved a 17% increase to Aris’s quarterly dividend to $0.105 per share. In conjunction with the dividend payment, a distribution of $0.105 per unit will be paid to unit holders of Solaris Midstream Holdings, LLC. The dividend will be paid on June 20, 2024, to holders of record of the Company’s Class A common stock as of the close of business on June 6, 2024. The distribution to unit holders of Solaris Midstream Holdings, LLC will be subject to the same payment and record dates.

SECOND QUARTER 2024 FINANCIAL OUTLOOK

“2024 is off to a strong start and we are encouraged by our outlook for the rest of the year. The first quarter of 2024 benefited from new well connections being delivered earlier than expected, which pulled forward produced water volumes from the second quarter into the first. Additionally, certain flowback volumes resulted in higher skim oil recoveries than we normally see and certain well maintenance costs were delayed until later this year. We estimate the EBITDA benefit to the quarter from these items was approximately $4.0 million.

As we update our outlook for the balance of the year and consider first quarter results, we are increasing the low-end of our 2024 Adjusted EBITDA guidance, establishing a new range of between $185 and $200 million,” said Amanda Brock.

For the second quarter of 2024, the Company expects:

●	Produced Water Handling volumes between 1,015 and 1,045 thousand barrels of water per day
●	Water Solutions volumes between 400 and 430 thousand barrels of water per day
●	Adjusted Operating Margin per Barrel[2] between $0.42 and $0.44
●	Skim oil recoveries of approximately 1,200 barrels per day
●	Adjusted EBITDA[1] between $44 and $48 million
●	Capital Expenditures[4] between $38 and $43 million, consistent with Aris’s first-half weighted capital plan; no change to Aris’s full year capital expenditure outlook of $85 to $105 million

CONFERENCE CALL

Aris will host a conference call to discuss its first quarter 2024 results on Wednesday, May 8, 2024, at 8:00 a.m. Central Time (9:00 a.m. Eastern Time).

Participants should call (877) 407-5792 and refer to Aris Water Solutions, Inc. when dialing in. Participants are encouraged to log in to the webcast or dial in to the conference call approximately ten minutes prior to the start time. To listen via live webcast, please visit the Investor Relations section of the Company’s website, www.ariswater.com.

An audio replay of the conference call will be available shortly after the conclusion of the call and will remain available for approximately fourteen days. It can be accessed by dialing (877) 660-6853 within the United States or (201) 612-7415 outside of the United States. The conference call replay access code is 13745332.

About Aris Water Solutions, Inc.

Aris Water Solutions, Inc. is a leading, growth-oriented environmental infrastructure and solutions company that directly helps its customers reduce their water and carbon footprints. Aris Water delivers full-cycle water handling and recycling solutions that increase the sustainability of energy company operations. Its integrated pipelines and related infrastructure create long-term value by delivering high-capacity, comprehensive produced water management, recycling and supply solutions to operators in the core areas of the Permian Basin.

1 Adjusted Net Income, Adjusted EBITDA, and Diluted Adjusted Net Income per Share are non-GAAP financial measures. See the supplementary schedules in this press release for a discussion of how we define and calculate Adjusted Net Income, Adjusted EBITDA, and Diluted Adjusted Net Income per Share and a reconciliation thereof to net income, the most directly comparable GAAP measure.

2 Adjusted Operating Margin per Barrel is a non-GAAP financial measure. See the supplementary schedules in this press release for a discussion of how we define and calculate Adjusted Operating Margin per Barrel and a reconciliation thereof to gross margin, the most directly comparable GAAP measure.

3 Represents a non-GAAP financial measure. Defined as net debt as of March 31, 2024, divided by trailing twelve months Adjusted EBITDA. Net debt is calculated as total debt less cash and cash equivalents. See the supplementary schedules in this press release for a reconciliation to the most directly comparable GAAP measure.

4 Capital Expenditures is a non-GAAP financial measure. See the supplementary schedules in this press release for a discussion of how we define and calculate Capital Expenditures and a reconciliation thereof to cash paid for property, plant, and equipment, the most directly comparable GAAP measure.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Examples of forward-looking statements include, but are not limited to, statements, information, opinions or beliefs regarding our business strategy, our industry, our future profitability, business and financial performance, including our guidance for 2024, current and potential future long-term contracts, legal and regulatory developments, our ability to identify strategic acquisitions and realize expected benefits therefrom, the development of technologies for the beneficial reuse of produced water and related strategies, plans, objectives and strategic pursuits and other statements that are not historical facts. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “guidance,” “preliminary,” “project,” “estimate,” “expect,” “anticipate,” “continue,” “sustain,” “will,” “intend,” “strive,” “plan,” “goal,” “target,” “believe,” “forecast,” “outlook,” “future,” “potential,” “opportunity,” “predict,” “may,” “visibility,” “possible,” “should,” “could” and variations of such words or similar expressions. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated or implied by the forward-looking statements including our guidance for 2024. Factors that could cause our actual results to differ materially from the results contemplated by such forward-looking statements include, but are not limited to, energy prices, the Russia-Ukraine and Middle Eastern conflicts, macroeconomic conditions (such as inflation) and market uncertainty related thereto, legislative and regulatory developments, customer plans and preferences, adverse results from litigation and the use of financial resources for litigation defense, technological innovations and developments, and other events discussed or referenced in our filings made from time to time with the Securities and Exchange Commission (“SEC”), including such factors discussed under “Risk Factors” in our most recent Annual Report on Form 10-K, and if applicable, our subsequent SEC filings, which are available on our Investor Relations website at https://ir.ariswater.com/sec-filings or on the SEC’s website at www.sec.gov/edgar. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. All forward-looking statements, expressed or implied, included in this presentation and any oral statements made in connection with this presentation are expressly qualified in their entirety by the foregoing cautionary statements. We undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Table 1

Aris Water Solutions, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

(in thousands, except for share and	Three Months Ended
per share amounts)	March 31,
	2024	2023
Revenue
Produced Water Handling	$59,106	$46,100
Produced Water Handling — Affiliate	26,827	23,140
Water Solutions	11,702	13,882
Water Solutions — Affiliate	5,242	7,984
Other Revenue	529	465
Total Revenue	103,406	91,571
Cost of Revenue
Direct Operating Costs	39,646	43,845
Depreciation, Amortization and Accretion	19,421	18,606
Total Cost of Revenue	59,067	62,451
Operating Costs and Expenses
Abandoned Well Costs	335	—
General and Administrative	14,501	11,799
Research and Development Expense	1,065	408
Other Operating Expense, Net	580	217
Total Operating Expenses	16,481	12,424
Operating Income	27,858	16,696
Other Expense
Interest Expense, Net	8,438	7,661
Other	1	—
Total Other Expense	8,439	7,661
Income Before Income Taxes	19,419	9,035
Income Tax Expense	2,589	1,327
Net Income	16,830	7,708
Net Income Attributable to Noncontrolling Interest	9,207	4,330
Net Income Attributable to Aris Water Solutions, Inc.	$7,623	$3,378

Net Income Per Share of Class A Common Stock
Basic	$0.23	$0.11
Diluted	$0.23	$0.11
Weighted Average Shares of Class A Common Stock Outstanding
Basic	30,354,014	29,935,145
Diluted	30,354,014	29,935,145

Table 2

Aris Water Solutions, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(in thousands, except for share and per share amounts)	March 31,	December 31,
	2024	2023
Assets
Cash	$20,654	$5,063
Accounts Receivable, Net	55,426	59,393
Accounts Receivable from Affiliate	25,669	22,963
Other Receivables	11,084	12,767
Prepaids and Deposits	6,350	8,364
Total Current Assets	119,183	108,550
Fixed Assets
Property, Plant and Equipment	1,079,012	1,041,703
Accumulated Depreciation	(131,121)	(121,989)
Total Property, Plant and Equipment, Net	947,891	919,714
Intangible Assets, Net	223,013	232,277
Goodwill	34,585	34,585
Deferred Income Tax Assets, Net	20,729	22,634
Right-of-Use Assets	16,454	16,726
Other Assets	5,740	5,995
Total Assets	$1,367,595	$1,340,481
Liabilities and Stockholders' Equity
Accounts Payable	$37,814	$25,925
Payables to Affiliate	695	894
Insurance Premium Financing Liability	3,676	5,463
Accrued and Other Current Liabilities	66,903	64,416
Total Current Liabilities	109,088	96,698
Long-Term Debt, Net of Debt Issuance Costs	422,259	421,792
Asset Retirement Obligations	20,149	19,030
Tax Receivable Agreement Liability	98,274	98,274
Other Long-Term Liabilities	16,423	16,794
Total Liabilities	666,193	652,588
Stockholders' Equity
Preferred Stock $0.01 par value, 50,000,000 authorized. None issued or outstanding as of March 31, 2024 and December 31, 2023	—	—
Class A Common Stock $0.01 par value, 600,000,000 authorized, 31,097,976 issued and 30,547,736 outstanding as of March 31, 2024; 30,669,932 issued and 30,251,613 outstanding as of December 31, 2023	310	306
Class B Common Stock $0.01 par value, 180,000,000 authorized, 27,543,565 issued and outstanding as of March 31, 2024 and December 31, 2023	275	275
Treasury Stock (at Cost), 550,240 shares as of March 31, 2024; 418,319 shares as of December 31, 2023	(6,714)	(5,133)
Additional Paid-in-Capital	333,252	328,543
Retained Earnings (Accumulated Deficit)	4,652	(87)
Total Stockholders' Equity Attributable to Aris Water Solutions, Inc.	331,775	323,904
Noncontrolling Interest	369,627	363,989
Total Stockholders' Equity	701,402	687,893
Total Liabilities and Stockholders' Equity	$1,367,595	$1,340,481

Table 3

Aris Water Solutions, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Three Months Ended
(in thousands)	March 31,
	2024	2023
Cash Flow from Operating Activities
Net Income	$16,830	$7,708
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities
Deferred Income Tax Expense	2,129	1,300
Depreciation, Amortization and Accretion	19,421	18,606
Stock-Based Compensation	3,521	2,468
Abandoned Well Costs	335	—
Gain on Disposal of Assets, Net	(54)	(13)
Abandoned Projects	729	—
Amortization of Debt Issuance Costs, Net	716	508
Other	323	180
Changes in Operating Assets and Liabilities:
Accounts Receivable	3,371	7,951
Accounts Receivable from Affiliate	(2,706)	18,790
Other Receivables	1,683	(332)
Prepaids and Deposits	2,014	1,262
Accounts Payable	3,382	1,298
Payables to Affiliate	(199)	(410)
Accrued Liabilities and Other	(7,686)	357
Net Cash Provided by Operating Activities	43,809	59,673

Cash Flow from Investing Activities
Property, Plant and Equipment Expenditures	(19,582)	(35,315)
Proceeds from the Sale of Property, Plant and Equipment	1	—
Net Cash Used in Investing Activities	(19,581)	(35,315)

Cash Flow from Financing Activities
Dividends and Distributions Paid	(5,449)	(5,373)
Repurchase of Shares	(1,310)	(599)
Repayment of Credit Facility	(15,000)	(9,000)
Proceeds from Credit Facility	15,000	15,000
Payment of Insurance Premium Financing	(1,878)	—
Net Cash (Used in) Provided by Financing Activities	(8,637)	28

Net Increase in Cash	15,591	24,386
Cash, Beginning of Period	5,063	1,122
Cash, End of Period	$20,654	$25,508

Use of Non-GAAP Financial Information

The Company uses financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”), including Adjusted EBITDA, Adjusted Operating Margin, Adjusted Operating Margin per Barrel, Adjusted Net Income, net debt and leverage ratio, and Capital Expenditures. Although these Non-GAAP financial measures are important factors in assessing the Company’s operating results and cash flows, they should not be considered in isolation or as a substitute for net income or gross margin or any other measures prepared under GAAP.

The Company calculates Adjusted EBITDA as net income (loss) plus: interest expense; income taxes; depreciation, amortization and accretion expense; abandoned well costs, asset impairment and abandoned project charges; losses on the sale of assets; transaction costs; research and development expense; change in payables related to the Tax Receivable Agreement liability as a result of state tax rate changes; loss on debt modification; stock-based compensation expense; and other non-recurring or unusual expenses or charges (such as temporary power costs, litigation expenses and severance costs), less any gains on the sale of assets.

The Company calculates Adjusted Operating Margin as Gross Margin plus depreciation, amortization and accretion and temporary power costs. The Company defines Adjusted Operating Margin per Barrel as Adjusted Operating Margin divided by total volumes handled, sold or transferred.

The Company calculates Adjusted Net Income as Net Income (Loss) plus the after-tax impacts of stock-based compensation and plus or minus the after-tax impacts of certain items affecting comparability, which are typically noncash and/or nonrecurring items. The Company calculated Diluted Adjusted Net Income Per Share as (i) Net Income (Loss) plus the after-tax impacts of stock-based compensation and plus or minus the after-tax impacts of certain items affecting comparability, which are typically noncash and/or nonrecurring items, divided by (ii) the diluted weighted-average shares of Class A common stock outstanding, assuming the full exchange of all outstanding LLC interests, adjusted for the dilutive effect of outstanding equity-based awards.

For the quarter ended March 31, 2024, the Company calculates its leverage ratio as net debt as of March 31, 2024, divided by Adjusted EBITDA for the trailing twelve months. Net debt is calculated as the principal amount of total debt outstanding as of March 31, 2024, less cash and cash equivalents as of March 31, 2024.

The Company calculates Capital Expenditures as cash capital expenditures for property, plant, and equipment additions less changes in accrued capital costs.

The Company believes these presentations are used by investors and professional research analysts for the valuation, comparison, rating, and investment recommendations of companies within its industry. Similarly, the Company’s management uses this information for comparative purposes as well. Adjusted EBITDA, Adjusted Operating Margin, Adjusted Operating Margin per Barrel, Adjusted Net Income, and Capital Expenditures are not measures of financial performance under GAAP and should not be considered as measures of liquidity or as alternatives to net income (loss), gross margin, or cash paid for property, plant and equipment. Additionally, these presentations as defined by the Company may not be comparable to similarly titled measures used by other companies and should be considered in conjunction with net income (loss) and other measures prepared in accordance with GAAP, such as gross margin, operating income, net income, cash paid for property, plant, and equipment or cash flows from operating activities.

Although we provide forecasts for the non-GAAP measures Adjusted EBITDA, Adjusted Operating Margin per Barrel, and Capital Expenditures, we are not able to forecast their most directly comparable measures (net income, gross margin, and cash paid for property, plant, and equipment) calculated and presented in accordance with GAAP without unreasonable effort. Certain elements of the composition of forward-looking non-GAAP metrics are not predictable, making it impractical for us to forecast. Such elements include but are not limited to non-recurring gains or losses, unusual or non-recurring items, income tax benefit or expense, or one-time transaction costs and cost of revenue, which could have a significant impact on the GAAP measures. The variability of the excluded items may have a significant, and potentially unpredictable, impact on our future GAAP results. As a result, no reconciliation of forecasted non-GAAP measures is provided.

Table 4

Aris Water Solutions, Inc.

Operating Metrics

(Unaudited)

	Three Months Ended
	March 31,		December 31,
	2024	2023	2023
(thousands of barrels of water per day)
Produced Water Handling Volumes	1,159	971	1,095
Water Solutions Volumes
Recycled Produced Water Volumes Sold	337	258	401
Groundwater Volumes Sold	27	147	81
Total Water Solutions Volumes	364	405	482
Total Volumes	1,523	1,376	1,577

Per Barrel Operating Metrics (1)
Produced Water Handling Revenue/Barrel	$0.81	$0.79	$0.79
Water Solutions Revenue/Barrel	$0.51	$0.60	$0.54
Revenue/Barrel of Total Volumes (2)	$0.74	$0.74	$0.71
Direct Operating Costs/Barrel	$0.29	$0.35	$0.31
Gross Margin/Barrel	$0.32	$0.24	$0.27
Adjusted Operating Margin/Barrel	$0.46	$0.39	$0.41

(1) Per Barrel operating metrics are calculated independently. Therefore, the sum of individual amounts may not equal the total presented.
(2) Does not include Other Revenue.

Table 5

Aris Water Solutions, Inc.

Reconciliation of Net Income to Non-GAAP Adjusted EBITDA

(Unaudited)

	Three Months Ended
(in thousands)	March 31,
	2024	2023
Net Income	$16,830	$7,708
Interest Expense, Net	8,438	7,661
Income Tax Expense	2,589	1,327
Depreciation, Amortization and Accretion	19,421	18,606
Abandoned Well Costs	335	—
Stock-Based Compensation	3,521	2,468
Abandoned Projects	729	—
Gain on Disposal of Assets, Net	(54)	(13)
Transaction Costs	7	45
Research and Development Expense	1,065	408
Other	227	(104)
Adjusted EBITDA	$53,108	$38,106

Table 6

Aris Water Solutions, Inc.

Reconciliation of Gross Margin to Adjusted Operating Margin and
Adjusted Operating Margin per Barrel

(Unaudited)

	Three Months Ended
(in thousands)	March 31,
	2024	2023
Total Revenue	$103,406	$91,571
Cost of Revenue	(59,067)	(62,451)
Gross Margin	44,339	29,120
Depreciation, Amortization and Accretion	19,421	18,606
Adjusted Operating Margin	$63,760	$47,726
Total Volumes (thousands of barrels)	138,603	123,815
Adjusted Operating Margin/BBL	$0.46	$0.39

Table 7

Aris Water Solutions, Inc.

Reconciliation of Net Income to Non-GAAP Adjusted Net Income

(Unaudited)

	Three Months Ended
(in thousands)	March 31,
	2024	2023
Net Income	$16,830	$7,708
Adjusted items:
Abandoned Well Costs	335	—
Gain on Disposal of Assets, Net	(54)	(13)
Stock-Based Compensation	3,521	2,468
Tax Effect of Adjusting Items (1)	(507)	(326)
Adjusted Net Income	$20,125	$9,837

(1) Estimated tax effect of adjusted items allocated to Aris based on statutory rates.

Table 8

Aris Water Solutions, Inc.

Reconciliation of Diluted Net Income Per Share to Non-GAAP Diluted Adjusted Net Income Per Share

(Unaudited)

	Three Months Ended
	March 31,
	2024	2023
Diluted Net Income Per Share of Class A Common Stock	$0.23	$0.11
Adjusted items:
Reallocation of Net Income Attributable to Noncontrolling Interests From the Assumed Exchange of LLC Interests	0.05	0.03
Abandoned Well Costs	0.01	—
Gain on Disposal of Assets, Net	—	—
Stock-Based Compensation	0.06	0.04
Tax Effect of Adjusting Items (1)	(0.01)	(0.01)
Diluted Adjusted Net Income Per Share	$0.34	$0.17

(1) Estimated tax effect of adjusted items allocated to Aris based on statutory rates.

Diluted Weighted Average Shares of Class A Common Stock Outstanding	30,354,014	29,935,145
Adjusted Items:
Assumed Redemption of LLC Interests	27,543,565	27,568,302
Dilutive Performance-Based Stock Units (2)	—	—
Diluted Adjusted Fully Weighted Average Shares of Class A Common Stock Outstanding	57,897,579	57,503,447

(2) Dilutive impact of Performance-Based Stock Units already included for the three months ended March 31, 2024 and 2023.

Table 9

Aris Water Solutions, Inc.

Computation of Leverage Ratio

(Unaudited)

As of
(in thousands)	March 31, 2024
Principal Amount of Debt at March 31, 2024	$429,676
Less: Cash at March 31, 2024	(20,654)
Net Debt	$409,022

Net Debt	$409,022
÷ Trailing Twelve Months Adjusted EBITDA	189,974
Leverage Ratio	2.15

Table 10
Aris Water Solutions, Inc.
Reconciliation of Capital Expenditures
(Unaudited)

	Three Months Ended
	March 31,
(in thousands)	2024	2023
Cash Paid for Property, Plant and Equipment	$19,582	$35,315
Change in Capital Related Accruals	18,134	12,659
Capital Expenditures	$37,716	$47,974